UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

TRINITY PLACE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-8546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Fifth Avenue New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 235-2190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported in the Current Report on Form 8-K filed by Trinity Place Holdings Inc. (the “Company”) on December 31, 2014 (the “Prior 8-K”), the Company filed a Motion on that date with the Bankruptcy Court seeking entry of an order authorizing the Company to (i) enter into a loan facility; (ii) develop, sell or otherwise transfer Syms Owned Real Estate pursuant to the Plan; (iii) amend the Company’s certificate of incorporation to preserve the Company’s net operating losses and (iv) confirm that no mortgage recording or similar taxes will be due, all as described in more detail in the Prior 8-K and Motion attached as an exhibit thereto. On January 21, 2015, an Order was entered by the Bankruptcy Court authorizing the foregoing in substantially the form attached to the Motion. Capitalized terms used but not defined herein have the meanings given them in the Prior 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Richard G. Pyontek
Name: Richard G. Pyontek
Title: Chief Financial Officer

Dated: January 22, 2015